Exhibit 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BY AND BETWEEN

CROSSROADS SYSTEMS, INC.

AND

NEXQL CORPORATION

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement (this “Agreement”) is entered into as of March 22, 2005 (the “Effective Date”), by and between Crossroads Systems, Inc. (“Lender”) and NexQL Corporation (“Borrower”).

RECITALS

WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement dated as of December 16, 2003 (the “Prior Agreement”);

WHEREAS, Borrower notified Lender of Borrower’s intent to prepay all indebtedness due under the Prior Agreement as of August 11, 2004 (the “Prepayment Amount”), but Borrower agreed to withdraw such pre-payment notice in exchange for Lender’s agreement to rescind its election dated August 23, 2004 to convert the Prepayment Amount into shares of Borrower’s Common Stock pursuant to the terms of the Prior Agreement and to defer the accrual of interest on the Prepayment Amount;

WHEREAS, Borrower wishes to obtain additional credit from Lender and Lender desires to extend credit and to convert the currently outstanding indebtedness under the Prior Agreement in the amount of $1,501,321.53 (consisting of $1,500,000.00 principal amount and $1,321.53 in accrued interest) into 3,002,643 shares of common stock of Borrower; and

WHEREAS, the parties hereby amend and restate the Prior Agreement in its entirety pursuant to this terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

(a) Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guarantees, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means an advance under the Bridge Loan Facility, whether in cash or in the form of services rendered pursuant to each of those certain Manufacturing Agreement and/or Development Agreement; provided that the amount of an Advance in the form of services under the Manufacturing Agreement or the Development Agreement shall be the amount set forth on the invoice of Borrower relating to such services.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors and partners.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.

“Borrower Common Stock” means the Common Stock of Borrower, par value $0.001 per share.

“Borrower Event of Default” shall have the meaning given such term in Section 9.

“Bridge Loan Facility” means the facility under which Borrower may request Lender to loan up to the Committed Loan Amount as specified in Section 3.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in the State of Texas are authorized or required to close.

“Collateral” means the property described on Schedule III attached hereto.

“Committed Loan Amount” means $2,000,000.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement intended to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyrights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Copyright Security Agreement” means a security agreement granting Lender a security interest in all Copyrights owned by Borrower, in form and substance satisfactory to Lender and acceptable for filing with the United States Copyright Office.

“Disclosure Schedule” means the disclosure schedule attached hereto as Schedule I.

“Development Agreement” means that certain Development Agreement dated as of December 16, 2003, by and between Borrower and Lender, as amended, superseded or restated from time to time.

“Equipment” means all present and future machinery, equipment, tenant, improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

“Indebtedness” means (i) all indebtedness for money borrowed or the deferred purchase price of property or services, including without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations and (iv) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

“Intellectual Property” means any and all right, title and interest of Borrower in the following:

(i) Copyrights, Trademarks and Patents;

(ii) all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(iii) all design rights that may be available to Borrower or hereafter existing, created, acquired or held;

(iv) all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(v) all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(vi) all amendments, renewals and extensions of any Copyrights, Trademarks or Patents; and

(vii) all proceeds and products of the foregoing, including without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Intellectual Property Security Agreements” means the Patent Security Agreement, the Copyright Trademark Agreement and the Trademark Security Agreement.

“Inventory” means all present and future inventory in which Borrower has any interest, including, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned or in the custody or possession (whether actual or constructive) of Borrower, including such inventory as is temporarily out of its custody or possession in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interests or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lender Event of Default” means the failure of Lender to make an Advance if all of the conditions of Section 3(e) are met; provided, and only if, such failure continues for a period of 30 days after written notice from Borrower to Lender of such default.

“Lender Expenses” means all reasonable third party costs and expenses (including reasonable attorney’s fees and expenses) incurred by Lender in connection with the enforcement or defense of the Loan Documents or the preservation of the Collateral.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Note, the Agreement of even date herewith, by and between Borrower and Lender attached hereto as Exhibit A, and any other agreement entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

“Manufacturing Agreement” means that certain Manufacturing Agreement dated as of December 9, 2004, by and between Borrower and Lender, as amended, superseded or restated from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

“Maturity Date” means the earliest to occur of:

(i) March 15, 2006; provided that in the event that the Maturity Date is triggered solely as a result of the occurrence of the foregoing date and Lender has not elected to exercise the Conversion Option with respect to the full amount of Obligations then-outstanding hereunder, Lender agrees that it will not demand payment under this Agreement or the Note (nor initiate or threaten to initiate any Insolvency Proceedings against Borrower) until March 15, 2007; provided, however, that such forbearance shall only be effective for so long as: (A) Borrower is actively seeking alternate purchasers of shares of its capital stock to consummate a Qualified Financing; (B) no other Insolvency Proceeding has been initiated by or against Borrower; (C) no Liquidation Event (as defined below in clause (ii) of this definition) has occurred nor has Borrower agreed to or become bound with respect to a Liquidation Event, whether by definitive agreement or letter of intent, orally or in writing; and (D) no Borrower Event of Default has occurred (other than a “Payment Default” under Section 9(a)).

(ii) any liquidation, dissolution or winding up of Borrower, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (A) the acquisition of Borrower by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless Borrower’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for Borrower’s acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (except that the sale by Borrower of shares of its capital stock to investors in bona fide common stock or preferred stock financing transactions shall not be deemed an acquisition for this purpose); (B) the sale of all or substantially all of the assets of Borrower, including the sale of all or substantially all of the assets of Borrower’s subsidiaries, if such assets constitute substantially all of the assets of Borrower and such subsidiaries taken as a whole; or (C) the grant of an exclusive irrevocable license of substantially all of Borrower’s intellectual property (any event set forth in this clause (ii) being referred to as a “Liquidation Event”); and

(iii) a Qualified Financing.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title and chattel paper, and Borrower’s Books relating to any of the foregoing.

“NexQL Holdings” means NexQL Holdings, LLC, a Texas limited liability company.

“Note” means the Secured Convertible Promissory Note, substantially in the form attached hereto as Exhibit B, which shall evidence any Advances made pursuant to this Agreement.

“Obligations” means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including, any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

“Patents” means, collectively, (i)all patents and patent applications, including the inventions and improvements described and claimed therein, and all patentable inventions, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and (iii) all rights, licenses and goodwill, now existing or hereafter coming into existence, (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Patent Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit D.

“Permitted Indebtedness” means:

(i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

(ii) Indebtedness existing on the date of this Agreement as set forth on Schedule IV;

(iii) Indebtedness to trade creditors incurred in the ordinary course of business ; and

(iv) Subordinated Debt.

“Permitted Investment” means:

(i) Investments existing on the date hereof disclosed in the Disclosure Schedule; and

(ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or and State thereof maturing within one year from the date of acquisition thereof and (B) certificates of deposit maturing no more than one year from the date of investment therein issued by Lender.

“Permitted Liens” means:

(i) any Liens existing on the date of this Agreement and disclosed on the Disclosure Schedule or arising under this Agreement or the other Loan Documents;

(ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that the same have no priority over any of Lender’s security interests;

(iii) Liens (A) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness insured solely for the purpose of financing the acquisition of such equipment or (B) existing on such equipment at the time of its acquisition; provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(iv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iii) above; provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(v) Liens arising by operation of law imposed without action of the holders thereof; provided that payment of the underlying Indebtedness is not yet required.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Qualified Financing” means the next equity financing of Borrower after the date hereof in which Borrower sells shares of its capital stock resulting in gross proceeds to Borrower (including any amounts converted pursuant to the terms of the Note) of at least $5,000,000, excluding proceeds received upon the exercise of stock options issued to employees or service providers of Borrower.

“Responsible Officer” means the Chief Executive Officer.

“Services Advances” means Advances resulting from invoiced services under the Manufacturing Agreement and the Development Agreement.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms acceptable to Lender in its sole discretion (and identified as being such by Borrower and Lender).

“Subsidiary” means any entity in which Borrower owns, either directly or through an Affiliate, (i) any general partnership interest or (ii) more than 50% of voting power of such entity.

“Tax Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

“Trademarks” means, collectively, (i) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, (ii) all renewals of trademark and service mark registrations, and (iii) all rights (A) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) with respect to any of the foregoing, (B) to sue for all past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Trademark Security Agreement” means a security agreement granting Lender a security interest in all Trademarks owned by Borrower in form and substance satisfactory to Lender and acceptable for filing with the United States Patent and Trademark Office.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas.

“Warrant” means the warrant to purchase capital stock of Borrower to be issued to Lender pursuant to this Agreement, in the form attached hereto as Exhibit C.

(b) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2. CONVERSION OF INDEBTEDNESS UNDER PRIOR AGREEMENT

Immediately upon the effectiveness of this Agreement, the currently outstanding indebtedness of Borrower to Lender under the Prior Agreement in the aggregate amount of $1,501,321.53 (which amount includes $1,500,000.00 in principal and $1,321.53 in accrued and unpaid interest) shall be converted into 3,002,643 fully paid and non-assessable shares (the “Shares”) of Borrower Common Stock. Together with the delivery to Lender of an executed copy of this Agreement, Borrower shall also deliver to Lender a stock certificate representing the Shares.

3. LOAN AND TERMS OF PAYMENT

(a) General. Subject to and upon the terms and conditions of this Agreement, Borrower may request and Lender agrees to make, upon the terms and conditions provided herein, one or more Advances from Lender from time to time through the Maturity Date in an aggregate amount up to the Committed Loan Amount. Any Advances made pursuant to this Agreement shall be evidenced by the Note, executed by Borrower in favor of Lender

(b) Advances. The obligation of Lender to make any Advance (other than a Services Advance) shall be subject to the conditions set forth in Section 3(e) below. Borrower may request that Lender make an Advance other than a Services Advance by delivering to Lender a Request for Advance in the form attached as Exhibit A to the Note (the “Request for Advance”). Each such Advance shall be noted on Schedule I to the Note and no interest shall begin to accrue thereon unless and until such Advance amount is actually advanced to Borrower.

(c) Use of Proceeds. The proceeds from the Bridge Loan Facility shall be used by Borrower for working capital purposes.

(d) Prepayment. Borrower shall not be entitled to prepay any amount owed to Lender pursuant to this Agreement without the prior written consent of Lender.

(e) Conditions Precedent to Advances. The obligation of Lender to make any Advance (other than a Services Advance) is subject to Lender having received from Borrower a completed Request for Advance executed by a Responsible Officer of Borrower, which shall contain the certification of Borrower that (i) the representations and warranties of Borrower set forth in Section 4 are true and correct as of the date of the Request for Advance; (ii) there exists no Borrower Event of Default and no event that, but for the passage of time or the giving of notice, or both, would constitute a Borrower Event of Default; and (iii) a majority of the board of directors of Borrower, including at least one director designated by Lender has approved the budget for the fiscal quarter in which Borrower requests the Advance or has otherwise agreed in writing to the Advance.

(f) Issuance of Warrant. Together with the execution and delivery of this Agreement, Borrower shall issue to Lender a Warrant in the form attached hereto as Exhibit C.

4. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Lender that, except as set forth in the Disclosure Schedule, which statements and other items set forth in the Disclosure Schedule shall be deemed to be representations and warranties as if made hereunder and shall be arranged to correspond to the paragraphs contained in this Section 4:

(a) Organization and Qualification. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

(b) Authorization.

(i) The execution and delivery by the Company of this Agreement and the other Loan Documents, the performance by the Company of its obligations hereunder and thereunder and the issuance, sale and delivery of the Notes and Warrants have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, Borrower’s current Certificate of Incorporation or Borrower’s current By-laws, or any provision of any indenture, agreement or other instrument to which Borrower or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of Borrower’s properties or assets.

(ii) The Note and Warrant have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Borrower. The shares of capital stock issuable upon conversion of the Note and exercise of the Warrant (and the shares of underlying capital stock, in the event the shares of capital stock issued with respect to the Note and/or warrant are convertible securities), `when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through Borrower, except for transfer restrictions imposed by (A) applicable securities laws or (B) any other applicable agreement between Borrower and Lender.

(c) Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, its assets or any of its officers, directors, or employees in connection with such officer’s, director’s or employee’s relationship `with, or actions taken on behalf of Borrower. Borrower is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Borrower currently pending or that Borrower intends to initiate.

(d) Governmental Approvals. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Borrower of this Agreement or the other Loan Documents, including the issuance, sale and delivery of the Note or Warrant or, upon exercise or conversion thereof, the issuance and delivery of the shares of capital stock upon conversion or exercise thereof, other than filings pursuant to state securities laws (all of which filings have been made by Borrower, other than those that are required to be made after the Closing and which will be duly made on a timely basis) in connection with the issuance of the Note and Warrant.

(e) Intellectual Property.

(i) Borrower does not own any Patents, Trademarks or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or the United States Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described on Schedule II hereto;

(ii) Borrower has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the Trademarks shown on Schedule II and the goods and services covered by the registrations thereof and, to the extent registered, such registrations are valid and enforceable and in full force and effect;

(iii) Borrower has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the Patents shown on Schedule II and the registrations thereof are valid and enforceable and in full force and effect;

(iv) Borrower has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the Copyrights shown on Schedule II and according to the records of the United States Copyright Office, each of said copyrights is valid and enforceable and in full force and effect;

(v) There is no claim by any third party that any Patents, Trademarks, or Copyrights shown on Schedule II are invalid and unenforceable or does or may violate the rights of any Person;

(vi) All licenses (other than non-exclusive licenses to end-users entered into in the ordinary course of business) of Patents, Trademarks, Copyrights and trade secrets which Borrower has granted to any Person are set forth in Schedule II hereto;

(vii) All licenses of Patents, Trademarks, Copyrights and trade secrets which any Person has granted to Borrower are set forth on Schedule II hereto;

(viii) Borrower has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee’s employment) an assignment to Borrower of all rights to such inventions, including Patents; and

(ix) Borrower has taken all reasonable steps necessary or advisable to protect the secrecy and the validity under applicable law of all material trade secrets.

(f) Capitalization. The authorized capital stock of Borrower consists, or will consist immediately prior to the Closing, of:

(i) Common Stock. 16,750,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 8,000,000 shares are issued and outstanding prior to giving effect to issuance of 3,002,643 shares of Common Stock to Lender pursuant to Section 2, and 2,000,000 shares have been reserved for issuance under Borrower’s 2003 Stock Option Plan, the form of which has been provided to and approved by the Investor and its counsel prior to the execution of this Agreement.

(ii) Preferred Stock. 3,250,000 shares of preferred stock, par value $0.001, none of which shares are issued and outstanding.

(iii) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Section 4(f)(iii) of the Disclosure Schedule.

(iv) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(v) Except for the rights provided in Section 3.3 of that certain Investor’s Rights Agreement between Borrower and Lender, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Borrower of any shares of its capital stock. Borrower is not a party or subject to any agreement or understanding, and, to Borrower’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Borrower.

5. CREATION OF SECURITY INTEREST

(a) Grant of Security Interest. Borrower grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Disclosure Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

(b) Perfection.

(i) Prior to or concurrently with the execution and delivery of this Agreement, Borrower shall file or cause to be filed such financing statements and other documents in such offices as shall be necessary or as Lender may reasonably request to perfect and establish priority (subject only to Permitted Liens) of the security interest granted herein. When financing statements and other filings in appropriate form are filed and upon the taking of possession or control by Lender of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Lender to the extent possession or control by Lender is required by this Agreement), the Lien created by this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Borrower in the Collateral (other than (A) the Intellectual Property and (B) such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

(ii) On the date hereof, Borrower will execute and deliver to Lender the Patent Security Agreement with respect to all Patents then owned by it. Upon the request of Lender, it will sign and deliver to Lender any Intellectual Property Security Agreement necessary to grant security interests in any Intellectual Property owned by it at such time that are not covered by the security interests granted in any previous Intellectual Property Security Agreements so executed and delivered by it. In each case, it shall promptly make all Intellectual Property filings necessary to record the security interests in such Intellectual Property. Borrower hereby appoints the Lender as its attorney-in-fact to execute and file all Intellectual Property filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until the Collateral is released.

(c) When the Patent Security Agreement is filed in the United States Patent and Trademark Office, the Lien created by this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Patents which are registered in the United States, in each case subject to no Liens other than Permitted Liens.

(d) Delivery of Additional Documentation. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Negotiable Collateral, all financing statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s security interest in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make Advances hereunder, Borrower shall do all of the following:

(a) Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower’s business, in force and effect all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

(b) Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, those laws concerning F.I.C.A, F.U.T.A, state disability, and federal, state and local income taxes, and will, upon request, furnish to Lender proof satisfactory to Lender confirming that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

(c) Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as may be reasonably requested by Lender to effect the purposes of this Agreement and the other Loan Documents.

7. COVENANTS REGARDING INTELLECTUAL PROPERTY

Until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make Advances hereunder, Borrower hereby covenants and agrees as follows:

(a) Borrower will perform all acts and execute all documents, including notices of security interest for each relevant type of Intellectual Property in forms suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, that may be necessary or desirable to record, maintain, preserve, protect and perfect Lender’s interest in the Collateral, the Lien granted to Lender in the Collateral and the first priority of such Lien;

(b) Except to the extent that Lender gives its prior written consent:

(i) Borrower (either itself or through licensees) will continue to use its material Trademarks in connection with each and every Trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such Trademarks in full force and effect free from any claim of abandonment for nonuse, and Borrower will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated;

(ii) Borrower will not do any act or omit to do any act whereby any material Patent registrations may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Lender immediately if it knows of any reason or has reason to know that any material Patent registration may become abandoned or dedicated; and

(iii) Borrower will not do any act or omit to do any act whereby any material Copyrights may become abandoned or dedicated to the public domain or the remedies available against potential infringers weakened and shall notify Lender immediately if it knows of any reason or has reason to know that any material Copyright may become abandoned or dedicated to the public domain.

(c) Borrower will promptly (and in any event within five (5) calendar days) notify Lender upon the filing, either by Borrower or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent or Trademark, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which Borrower may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright, which Borrower may acquire from a third party, with the Untied Sates Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of Lender, Borrower shall execute and deliver any and all agreements, instruments, documents and papers as Lender may request to evidence Lender’s security interest in such Patent, Trademark and Copyright (and the goodwill and general intangibles of Borrower relating thereto or represented thereby), and Borrower authorizes Lender to amend an original counterpart of the applicable notice of security interest executed pursuant to Section 7(a) of this Agreement without first obtaining Borrower’s approval of or signature to such amendment and to record such document with the United States Patent and Trademark Office or Untied Sates Copyright Office, as applicable;

(d) Borrower will promptly (and in any event within five (5) calendar days) notify Lender upon the filing, either by Borrower or through any agent, employee, licensee or designee, of any Copyright registration with the United States Copyright Officer with respect to any proprietary software of Borrower or any other property that is subject to registration with the United States Copyright Office;

(e) Borrower will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the Untied Sates Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks and Copyrights, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder);

(f) Borrower shall (i) use proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights, (ii) maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets;

(g) Borrower agrees that if it learns of any use by any Person of any term or design likely to cause confusion with any Trademark, Borrower shall promptly notify Lender of such use and of all steps taken and to be taken to remedy any infringement of any Trademark; and

(h) Borrower shall maintain with each employee who may have access to the trade secrets of Borrower an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee’s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including Patents and Patent applications, to Borrower and further requiring such employee to cooperate fully with Borrower, its successors in interest, including Lender, and their counsel, in the prosecution of any Patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment with Borrower or after the termination of such employment.

(i) For the purpose of enabling Lender to exercise rights and remedies under Section 9 at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, however, such license shall only be effective during the existence of an Event of Default.

8. NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make Advances hereunder, Borrower will not do any of the following without the prior written consent of Lender; provided, however, Borrower may enter into other transactions to permit the repayment of Obligations after a Lender Event of Default:

(a) Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory or other property that do not in the aggregate have a fair market value in excess of $5,000 and which is consistent with Borrower’s past business practices and occurs in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; and (iii) Transfers of worn-out or obsolete Equipment or new Equipment financed by other vendors.

(b) Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the business currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto) or suffer a change in control other than the distribution of Borrower’s stock from NexQL Holdings to its members. Borrower will not, without 30-days prior written notification to Lender, relocate its principal office.

(c) Mergers or Acquisitions. Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person in a transaction, or enter into any or become bound to effect any Liquidation Event.

(d) Indebtedness. Create, incur, assume or be or remain liable with respect to any indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

(e) Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

(f) Investments. Directly or indirectly acquire or own, or make any Investment in any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

(g) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower (other than Lender) or transfer, pay, loan or otherwise obligate Borrower to give cash, services, assets or other items of value to NexQL Holdings or to its members or commit to do any of the preceding after the date hereof.

(h) Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower’s rights and interests in any property included within the definition of the Intellectual Property acquired under such contracts, except to the extent that such provisions are necessary in Borrower’s exercise of its reasonable business judgment.

(i) Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender’s prior written consent.

9. EVENTS OF DEFAULT

Any one or more of the following events shall constitute a “Borrower Event of Default” under this Agreement:

(a) Payment Default. If Borrower fails to pay the principal of, or any interest on, the Advance, when due and payable on the Maturity Date; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Lender Expenses, within 30 days of receipt by Borrower of a written demand for payment from Lender;

(b) Covenant Default. If Borrower violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents and has failed to cure such default within 30 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within such 30-day period or cannot after diligent attempts by Borrower be cured within such 30-day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed a Borrower Event of Default (provided that no Advance will be required to be made during such cure period);

(c) Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 30 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 30 days after Borrower receives notice thereof; provided that none of the foregoing shall constitute a Borrower Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advance will be required to be made during such cure period);

(d) Insolvency. If an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advance will be made prior to the dismissal of such Insolvency Proceeding);

(e) Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $50,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 30 days (provided that no Advance will be made prior to the satisfaction or stay of such judgment); or

(f) Misrepresentations. If any material misrepresentation, misstatement or omission exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

10. LENDER’S RIGHTS AND REMEDIES

(a) Rights and Remedies. Upon the occurrence and during the continuance of a Borrower Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(i) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of a Borrower Event of Default described in Section 8.4 all Obligations shall become immediately due and payable without any action by Lender);

(ii) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower or Lender;

(iii) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Lender’s determination appears to be prior or superior to its security interest and to pay expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(iv) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, Patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(v) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate;

(vi) Lender may credit bid and purchase at any public sale; and

(vii) Any deficiency that exists after disposition of the Collateral as provided will be paid immediately by Borrower.

(b) Power of Attorney. Effective only upon the occurrence and during the continuance of an Borrower Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender’s designated officers or employees) as Borrower’s true and lawful attorney to: (i) send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts; (ii) endorse Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession; (iii) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (iv) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (v) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; (vi) transfer any Collateral into the name of Lender or a third party to the extent permitted under the UCC; provided that Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether a Borrower Event of Default has occurred; and (vii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms that Lender determines to be reasonable; provided that Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether a Borrower Event of Default has occurred. The appointment of Lender as Borrower’s attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide Advances hereunder is terminated.

(c) Accounts Collection. At any time from the date of this Agreement, Lender may notify any Person owing funds to Borrower of Lender’s security interest in such funds and verify the amount of such Account. After the occurrence and during the continuance of a Borrower Event of Default, Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender’s trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

(d) License. Lender shall have a nonexclusive, royalty-free license to use the Intellectual Property to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of a Borrower Event of Default.

(e) Lender’s Liability for Collateral. So long as Lender complies with Section 9.207 of the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

(f) Remedies Cumulative. Lender’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall not be deemed an election to waive any other right or remedy, and no waiver by Lender of any Borrower Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

(g) Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

11. NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents that may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Lender, as the case may be, at its address set forth below:

If to Borrower:	NexQL Corporation
12250 Inwood Road #6
Dallas, Texas 75244
Attn: President
FAX: (214) 387-0515

If to Lender:	Crossroads Systems, Inc.
8900 North Mopac Expressway
Austin, Texas 78759
Attn: Chief Financial Officer
FAX: (512) 349-0304

The parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of laws. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the state and federal courts located in Travis County, Texas. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13. GENERAL PROVISIONS

(a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Except in connection with a sale of Lender (through a merger, consolidation, sale of all of its assets or stock, or similar transaction), Lender shall not have the right without the consent of Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits hereunder.

(b) Indemnification. Borrower shall defend, indemnify and hold harmless Lender and its officers, employees, and agents against: (i) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (ii) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorney’s fees and expenses), except for losses caused by Lender’s gross negligence or willful misconduct.

(c) Time of the Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

(d) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(e) Amendments in Writing; Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the other Loan Documents.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

(g) Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

(h) Usury. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid, to Lender for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Agreement or the other Loan Documents or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any other Loan Document or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Note or on account of any other indebtedness of Borrower to Lender relating to this Agreement, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Note and such other indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to Lender, under any specific contingency, exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this section shall control and supersede every other conflicting provision of all agreements between Borrower and Lender.

(i) Termination of Prior Agreement. Borrower and Lender agree that the Prior Agreement is hereby amended and restated and shall be of no further force or effect.

(j) Joint Product. This Agreement and the other Loan Documents are the joint product of Borrower and Lender and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of Borrower and Lender and shall not be construed against either party.

[SIGNATURE PAGE TO LOAN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan and Security Agreement to be executed as of the date first written above.

BORROWER:

NEXQL CORPORATION

By:	/s/ Elliott Brackett
Name:	Elliott Brackett
Title:	President

LENDER:

CROSSROADS SYSTEMS, INC.

By:	/s/ Robert C. Sims
Name:	Robert C. Sims
Title:	President and CEO

SCHEDULE I

Disclosure Schedule

Section 4(f)(iii) — Stock Ownership

Holder	Shares of Common Stock
NexQL Holdings LLC	6,000,000

Crossroads Systems, Inc.	2,000,000 (prior to issuance of 3,002,643 shares pursuant to conversion)

David Cerf	40,000 (subject to issuance of certificate)

SCHEDULE II

Intellectual Property

COPYRIGHTS

Description	Registration Date	Registration No.
None

PATENTS

Patent No.	Issue Date	Invention	Inventor
6,507,877	1/14/2003	Asynchronous concurrent dual-stream FIFO	Ross

6,535,150	3/18/2003	Method and apparatus for implementing run-length compression	Ross

6,334,123	12/25/2001	Index relational processor	Ross

(EP) 959738.6		Index relational processor	Ross

PATENT APPLICATIONS

Applicant’s Name	Date Filed	Application Number	Invention	Inventor
Cox	6/18/2004	10/871858	Integrated Database Indexing System	Cox

Ross	9/3/1999	09/389,567	Universal Configurable Serial Bit Stream Processor	Ross

Ross	10/6/2000	09/684,761	Enhanced Boolean Processor with Parallel Input	Ross

TRADEMARKS

Mark	Registration Date	Registration No.
None

TRADEMARK APPLICATIONS

Mark	Application Date	Application No.
NEXQL	12/29/2003	78/345954

LICENSES HELD BY BORROWER

None.

LICENSES GRANTED BY BORROWER

Marketing Agreement by and between Borrower and Exclusive Markets dated July 13, 2004.

2

SCHEDULE III

Collateral

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(i) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing;

(iii) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, Trademarks, trade styles, Patents, Copyrights, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing;

(v) All documents, cash, deposit accounts, securities, financial assets, investment properties, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

(vi) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

III-1

(vii) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the term “Collateral” shall not include any general intangibles or contracts of Borrower (whether owned or held as licensee or lessee, or otherwise) to the extent that (i) such general intangibles or contracts are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable parry thereto and (ii) such consent has not been obtained: provided, however that the foregoing grant of security interest shall extend to, and the term “Collateral” shall include, (A) any general intangible or contract which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B) any and all proceeds of any general intangibles or contracts which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded general intangibles or contracts, such general intangibles or contracts as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term “Collateral.”

III-2

SCHEDULE IV

Permitted Indebtedness

None.

EXHIBIT A

AGREEMENT

THIS AGREEMENT dated as of March 22, 2005 (this “Agreement”) is made by and among NexQL Corporation, a Delaware corporation (the “Company”), Crossroads Systems, Inc., a Delaware corporation (the “Investor”), and NexQL Holdings, LLC, a Texas limited liability company (the “Stockholder”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in that certain Acquisition Option Agreement dated as of December 16, 2003 (the “Option Agreement”).

RECITALS

WHEREAS, the Company, the Investor, the Stockholder and the holders of membership interests in the Stockholder are parties to the Option Agreement that provides for, among other things, the acquisition of the Company by the Investor;

WHEREAS, the Company and the Investor are entering into an Amended and Restated Loan and Security Agreement concurrently with the execution and delivery of this Agreement, whereby Investor would agree to provide additional financing to the Company, and, in connection with such transaction, desire to terminate the Option Agreement, amend certain other agreements to which the Company and the Investor are parties and provide for certain other rights as set forth herein;

WHEREAS, pursuant to Section 9.3 thereof, the Option Agreement may be terminated by the execution and delivery of a written agreement executed by the Company, the Investor and the Stockholder (unless the Stockholder has distributed the Common Stock of the Company held by the Stockholder to the holders of its membership interests);

WHEREAS, the Stockholder has not distributed the Common Stock of the Company held by the Stockholder; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the termination of the Option Agreement and each Proxy entered into pursuant to the Option Agreement, and the amendment of certain other agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Option Agreement. Subject to the execution and delivery of the Amendments pursuant to Section 2 below, the Option Agreement and each Proxy delivered in favor of Investor pursuant thereto is hereby terminated pursuant to Section 9.3 of the Option Agreement and shall be of no further force and effect whatsoever; and each of the parties thereto is hereby deemed to have released any rights or claims of any kind (matured, contingent or otherwise) against each other party thereto arising out of the existence or operation of the

Option Agreement or the actions of the Company or the Investor under or in relation to such Option Agreement (but not any other agreement) during the period that the Option Agreement was in effect.

2. Amendments to Other Agreements. Concurrently with the effectiveness of the termination of the Option Agreement pursuant to Section 1 above, and as a material inducement for the other agreements contained herein, the applicable parties hereto are entering into amendments (the “Amendments”) to the Voting Agreement, Investor’s Rights Agreement and Right of First Refusal and Co-Sale Agreement, each dated as of December 16, 2003, the forms of which amendments are attached as Exhibits A, B and C, respectively.

3. Acquisition Right of First Refusal.

(a) Notice. In the event that (A) the Company contemplates any liquidation, dissolution or winding up, either voluntary or involuntary or (B) has received a bona fide third party offer with respect to (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (except that the sale by the Company of shares of its capital stock to investors in bona fide common stock or preferred stock financing transactions shall not be deemed an acquisition for this purpose); (ii) the sale of a material portion of the assets of the Company, including the sale of a material portion of the assets of the Company’s subsidiaries, if such assets constitute a material portion of the assets of the Company and such subsidiaries taken as a whole; or (iii) the grant of an exclusive license of a material portion or all or substantially all of the Company’s intellectual property (each, a “Liquidation Transaction”), the Company shall give to the Investor a notice (a “Notice”) within one business day. Such Notice shall include a copy of any third party offer with respect to a Liquidation Transaction or if such offer is not is writing, then a summary of the material terms and conditions of the proposed Liquidation Transaction and the identity of the party making such proposal.

(b) Negotiation Period. The Investor shall have a period of 30 days following its receipt of the Notice (the “Negotiation Period”) in which to present to the Company a counter-offer or alternative proposal (an “Investor Offer”). During such 30 day period, the Investor, at its sole option, shall have the opportunity in such Investor Offer either to match such Liquidation Transaction proposal or to provide for consideration by the Company’s Board of Directors its own acquisition offer. In any event, during such 30 day period the Investor shall have the exclusive right to engage in negotiations with the Company with respect to such Investor Offer. During the Negotiation Period (the last date of which being the “Expiration Date”), the Company will not enter into an agreement, or otherwise accept an offer, with respect to, or effect, a Liquidation Transaction. If the Investor determines during the Negotiation Period it then has no interest in acquiring the Company or its technology, it will so notify the Company (a “Decline Notice”). If the Investor does not deliver an Investor Offer within the Negotiation Period, or if the Investor has issued a Decline Notice, then the Company shall be free, subject in any event to the other provisions of this Section 3, for a period of 90 days following the expiration of the Negotiation Period, to agree to accept or effect the Liquidation Transaction proposal on the terms and conditions set forth in the Notice or on such other terms and conditions, in the aggregate, no more favorable to the potential acquiror than those specified in the Notice (such consummation or entry into a binding agreement, a “Binding Liquidation Transaction”). In the event of a Binding Liquidation Transaction during this 90-day period, the Investor will have no other rights under this section unless such Binding Liquidation Transaction is ultimately abandoned without being consummated. In the event that no Binding Liquidation Transaction is consummated during such 90-day period, then the provisions of this section shall again apply. Any proposed acquisition of the Company or sale or liquidation of its assets pursuant to an Liquidation Transaction proposal after the end of such 90-day period or any change in the terms of such Liquidation Transaction proposal which are more favorable to the potential acquiror shall require a new Notice, and shall give rise anew to the rights of the Investor provided in this Section 3. If the terms of any Liquidation Transaction proposal include stock or other securities (“Stock”), the Investor shall be deemed to have matched the terms of such Liquidation Transaction proposal if it agrees to substitute for such Stock component of the Liquidation Transaction proposal either cash or Investor Stock having a “fair market value” equivalent to the fair market value of the Stock component of the subject Liquidation Transaction proposal. “Fair market value” shall mean, with respect to the Stock of any potential acquiror or with regard to Investor Stock: (i) which is traded on a nationally recognized exchange, the average of the three (3) days’ closing price of such Stock on the date immediately prior to the Investor Offer; (ii) which is actively traded over-the-counter, the average of the three (3) days closing bid or sale price (whichever is applicable) of such Stock immediately prior to the Investor Offer; and (iii) if such Stock is not publicly traded, the value assigned to such Stock on the date immediately prior to the Investor Offer by a nationally recognized investment advisor designated by the mutual agreement of the Company and the Investor. The fair market value of any other non-cash consideration shall be determined in the same manner as for such non-publicly traded stock.

(c) Void Transactions. Unless the Company shall have complied fully with all of the procedures and requirements of this Section 3, then any Liquidation Transaction proposal which the Company may accept, and any transaction it may purport to effect pursuant thereto, shall be void ab initio.

(d) Applicability and Termination. This Section 3 shall apply until the earliest to occur of (i) the consummation of a Binding Liquidation Transaction following compliance with the foregoing provisions, (ii) the consummation by the Company of a firm commitment underwritten initial public offering of shares of its common stock, or (iii) at such time after the Company becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 that the Investor does not beneficially own at least 10% of the Company’s common stock.

4. Miscellaneous.

(a) Amendment and Waiver. Any term or provision of this Agreement may be amended only by the written consent of the Company and the Investor. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver.

(b) Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Effect of Agreement. Except as expressly set forth in this Agreement, the Amendments, or that certain Amended and Restated Loan and Security Agreement to be entered into concurrently herewith, each other agreement between or among any of the parties hereto shall continue in full force and effect. The agreements set forth in Sections 1 and 2 shall be deemed to be effective concurrently and shall be cross-conditioned on each other.

(e) Interpretation of Drafting. This Agreement and the Amendments are the joint product of the Company, the Investor and the Stockholder and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the Company, the Investor and the Stockholder and shall not be construed against any party. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each Amendment shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any Amendment, nor shall comparisons to prior unexecuted drafts of this Agreement or any Amendment be admissible as evidence of intent or interpretation.

(f) Expenses. Each party hereto will bear its own expenses in connection with the negotiation and preparation of this Agreement and the Amendments.

(g) Entire Agreement. This Agreement, together with the Amendments, constitutes the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY: NEXQL CORPORATION

By:
Name:
Title:

INVESTOR: CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

STOCKHOLDER: NEXQL HOLDINGS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO TERMINATION AGREEMENT]

EXHIBIT A

Amendment No. 1 to Voting Agreement

AMENDMENT No. 1 TO VOTING AGREEMENT

THIS AMENDMENT No. 1 TO VOTING AGREEMENT dated as of March 22, 2005 (this “Amendment”) is made by and among NexQL Corporation, a Delaware corporation (the “Company”), the Common Stockholder and the Investor. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Voting Agreement dated as of December 16, 2003 (the “Agreement”) by and among the Company, the Common Stockholder and the Investor.

RECITALS

WHEREAS, William P. Wood, an Investor Director, tendered his resignation as a director of the Company effective as of October 25, 2004, and the Investor has not designated a replacement to fill the resulting vacancy at this time;

WHEREAS, the Company, the Common Stockholder and the Investor are parties to that certain Acquisition Option Agreement dated as of December 16, 2003 (the “Option Agreement”) providing for, among other things, the acquisition of the Company by the Investor upon the satisfaction of certain conditions precedent, and the Company and the Investor are parties to a Loan and Security Agreement dated as of December 16, 2003 providing for, among other things, the financing of the Company by the Investor;

WHEREAS, the Company and the Investor are entering into an Amended and Restated Loan and Security Agreement concurrently with the execution and delivery of this Agreement, whereby Investor would agree to provide additional financing to the Company, and, in connection with such transaction, are terminating the Option Agreement, amending certain other agreements to which the Company and the Investor are parties, and providing for certain other rights in favor of the Investor;

WHEREAS, in connection with the aforementioned transactions, the Company, the Common Stockholder and the Investor desire to amend the Agreement as provided herein; and

WHEREAS, pursuant to Section 3.3 thereof, any term of the Agreement may be amended with the written consent of the Company, the Investor and the holders of a majority of the Common Stock then outstanding and held by the Stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

5.	Amendment to Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended and restated in its entirety to be and read as follows:

(a) Number. From and after the date of this Agreement, each of the Stockholders shall vote all Stockholder Shares of the

Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her, or its control (whether in his, her, or its capacity as a stockholder, director, or officer of the Company or otherwise), including, without limitation, calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, in order to ensure that the size of the Board of Directors (the “Board”) shall be set at no more than five (5) and to cause the election to the Board of:

(i) Investor Directors. Two representatives designated by the Investor (the “Investor Directors”), one of whom shall initially be Rob Sims with the other seat initially being vacant until a designee is named by the Investor;

(ii) Common Stockholder Directors. Two representatives designated by the Common Stockholders as a separate class (the “Common Stockholder Directors”), one of whom shall be the Company’s Chief Executive Officer (or if no person is elected to the title of Chief Executive Officer, then the President), initially Elliott Brackett, and the other of whom initially shall be Bob Hamman; and

(iii) Independent Director. One representative designated after the date hereof by (i) unanimous consent of the Common Stockholder Directors and the Investor Directors or (ii) by mutual agreement of the Common Stockholder and the Investor, who shall be an independent, outside director with industry experience (the “Independent Director”).

6.	Amendment to Section 2.2(f). Section 2.2(f) of the Agreement is hereby amended and restated in its entirety to be and read as follows:

(f) Meetings; Quorum. The Company agrees to hold meetings of the Board, the timing and frequency of which shall be determined by the Board (including the Investor Directors) but shall be no less frequent than quarterly. The Company shall provide each Director with written notice at least three days (24 hours, in the case of a telephone meeting) in advance of all meetings of the Board and all meetings of committees of the Board. A quorum for purposes of conducting business shall not be deemed to be present at any meeting of the Board or any committee thereof unless at least one Investor Director and one Common Stockholder Director are present at such meeting; provided that this requirement may be waived, either proactively or retroactively, in writing signed by either the Investor in the case of an Investor Director or the holders of a majority of the shares of

Common Stock held by all Common Stockholders in the case of a Common Stockholder Director, as applicable, or each of the Investor Directors or Common Stockholder Directors, as applicable, then in office (provided further that such waiver shall only be effective if a quorum was otherwise present). If any Investor Director or Common Stockholder Director is not able to attend a Board meeting or a meeting of a committee on which he serves, or if either an Investor Director or Common Stockholder Director seat is vacant for any reason, the Investor or the holders of a majority of shares of Common Stock held by all Common Stockholders, as applicable, may, subject to the consent of the Company, which consent shall not be unreasonably withheld, designate any one person to attend as an observer. Notwithstanding the foregoing, the Company (i) may condition the right of any such observer to attend meetings of the Board and receive information with respect to and during such meetings on the execution of a confidentiality agreement in substance comparable to the protections afforded the Company under Section 4.8 of that certain Investor’s Rights Agreement of even date herewith between the Company and the Investor, and (ii) may prevent such person from attending a Board meeting (or portion thereof) or receiving certain information with respect thereto if the Company believes, after consultation with its counsel, that it is necessary to do so to ensure preservation of the attorney-client privilege.

7.	Amendment to Section 3.2. Section 3.2 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

3.2 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (1) the closing of the sale of the Company’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933 as amended, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price (prior to underwriters’ discounts and expenses) equal to or exceeding $2.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and with aggregate proceeds to the Company (after deduction for underwriters’ discounts and expenses relating to the issuance, including without limitation fees of the Company’s counsel) which exceed $20,000,000; (ii) the written agreement of the Company and the Investor; (iii) the acquisition by a single purchaser of all of the issued and outstanding shares of Common Stock; (iv) the sale of the Company (through a merger, consolidation, sale of all or substantially all of its assets or stock, or similar transaction); or (v) the occurrence of a Lender Event of Default as defined in that certain Loan and Security Agreement dated as of December 16, 2003, as amended, by and between the Company and the Investor.

8.	Amendment to Section 3.3. Section 3.2 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

3.3 Amendment; Waiver. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Investor and (iii) the holders of at least a majority of the shares of Common Stock then held by the Common Stockholders; provided, however, that in the event NexQL Holdings, LLC distributes the Company’s Common Stock to any of the persons listed on Exhibit C of the Purchase Agreement, then as of the effective date of such distribution, such persons shall execute the counterpart signature page attached to this Agreement and each such person shall become a “Common Stockholder” hereunder without any need to obtain the written agreement of the other parties pursuant to this Section 3.3.

9.	Effectiveness of Amendment. This Amendment shall be effective upon execution by the Company, the Investor and the holders of a majority of the Common Stock currently outstanding and held by the Stockholders.

10.	Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

11.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

12.	Interpretation of Drafting. The parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment, nor shall comparisons to prior unexecuted drafts of this Amendment be admissible as evidence of intent or interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Voting Agreement as of the date first written above.

THE COMPANY: NEXQL CORPORATION

By:
Name:
Title:

THE COMMON STOCKHOLDER: NEXQL HOLDINGS, LLC

By:
Name:
Title:

THE INVESTOR: CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT B

Amendment No. 1 to Investor’s Rights Agreement

AMENDMENT No. 1 TO INVESTOR’S RIGHTS AGREEMENT

THIS AMENDMENT No. 1 TO INVESTOR’S RIGHTS AGREEMENT dated as of March 22, 2005 (this “Amendment”), is made by and among NexQL Corporation, a Delaware corporation (the “Company”), the Key Stockholder and the Investor. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Investor’s Rights Agreement dated as of December 16, 2003 (the “Agreement”) by and among the Company, the Key Stockholder and the Investor.

RECITALS

WHEREAS, the Company, the Key Stockholder and the Investor are parties to that certain Acquisition Option Agreement dated as of December 16, 2003 (the “Option Agreement”) providing for, among other things, the acquisition of the Company by the Investor upon the satisfaction of certain conditions precedent, and the Company and the Investor are parties to a Loan and Security Agreement dated as of December 16, 2003 providing for, among other things, the financing of the Company by the Investor;

WHEREAS, the Company and the Investor are entering into an Amended and Restated Loan and Security Agreement concurrently with the execution and delivery of this Agreement, whereby Investor would agree to provide additional financing to the Company, and, in connection with such transaction, are terminating the Option Agreement, amending certain other agreements to which the Company and the Investor are parties, and providing for certain other rights in favor of the Investor;

WHEREAS, in connection with the aforementioned transactions, the Company, the Key Stockholder and the Investor desire to amend the Agreement as provided herein; and

WHEREAS, pursuant to Section 4.7 thereof, any term of the Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

13.	Amendments to Section 2.1. Section 2.1 of the Agreement is hereby amended by:

(a)	Deleting the introductory language to such section and replacing it in its entirety with the following new introductory language:

“2.1 Company Restrictions. The Company shall not without first obtaining the written approval of (i) Investor, for so long as Investor owns at least 50% of the Registrable Securities, and (ii) the holders of a majority of the shares of Common Stock subject to this Agreement held by the Key Stockholders, for so long as the

Key Stockholders continue to own at least 50% of the Common Stock held by the Key Stockholders as of March 22, 2005:”;

(b)	deleting the text of subsections (a), (b) and (p) thereof and replacing the text of each subsection so deleted with the language “[intentionally deleted]”; and

(c)	replacing subsection (k) with a new subsection (k) as follows: “(k) change the number of authorized directors of the Board of Directors in a manner inconsistent with the Voting Agreement;”.

14.	Amendment to Section 2.3. Section 2.3 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

2.3 Termination of Protective Provisions. The protective provisions as set forth in this Section 2 shall expire (i) upon the consummation of the Company’s initial public offering pursuant to a firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act of 1933; or (ii) upon the consummation of the sale of all, or substantially all, of the Company’s assets or capital stock either through a direct sale or merger, consolidation, reorganization or any other form of business combination or acquisition in which the Company is the target of such acquisition (even if the Company is the surviving entity in such transaction) which results in the stockholders of the Company not holding, directly or indirectly, at least 50% of the voting power of the surviving, continuing or purchasing entity.

15.	Amendment to Section 3.4. Section 3.4 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

3.4 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior or pari passu to the registration rights granted to the Investor hereunder.

16.	Amendment to Section 4.7. Section 4.7 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

4.7 Amendments and Waivers. Except as permitted under this Section 4.7, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of at least a majority of the Registrable Securities then outstanding and (iii) the holders of at least a majority of the shares of Common Stock then held by all Key Stockholders; provided, however, that in the event NexQL Holdings, LLC distributes the Company’s Common Stock to any of the persons listed on Exhibit C of the Purchase Agreement, then as of the effective date of such distribution, such persons shall execute the counterpart signature page attached to this Agreement and each such person shall become a “Key Stockholder” hereunder without any need to obtain the written agreement of the parties pursuant to this Section 4.7. Any amendment or waiver effected in accordance with this Section 4.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, each Key Stockholder then a party to this Agreement, and any future Key Stockholders of the Company.

17.	Effectiveness of Amendment. This Amendment shall be effective upon execution by the Company and the holders of at least a majority of the Registrable Securities currently outstanding.

18.	Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

19.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

20.	Interpretation of Drafting. The parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment, nor shall comparisons to prior unexecuted drafts of this Amendment be admissible as evidence of intent or interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Investor’s Rights Agreement as of the date first written above.

THE COMPANY: NEXQL CORPORATION

By:
Name:
Title:

THE KEY STOCKHOLDER: NEXQL HOLDINGS, LLC

By:
Name:
Title:

THE INVESTOR: CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT C

Amendment No. 1 to First Refusal and Co-Sale Agreement

AMENDMENT No. 1 TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDMENT No. 1 TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT dated as of March 22, 2005 (this “Amendment”) is made by and among NexQL Corporation, a Delaware corporation (the “Company”), the Key Stockholder and the Investor. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Right of First Refusal and Co-Sale Agreement dated as of December 16, 2003 (the “Agreement”) by and among the Company, the Key Stockholder and the Investor.

RECITALS

WHEREAS, the Company, the Key Stockholder and the Investor are parties to that certain Acquisition Option Agreement dated as of December 16, 2003 (the “Option Agreement”) providing for, among other things, the acquisition of the Company by the Investor upon the satisfaction of certain conditions precedent, and the Company and the Investor are parties to a Loan and Security Agreement dated as of December 16, 2003 providing for, among other things, the financing of the Company by the Investor;

WHEREAS, the Company and the Investor are entering into an Amended and Restated Loan and Security Agreement concurrently with the execution and delivery of this Agreement, whereby Investor would agree to provide additional financing to the Company, and, in connection with such transaction, are terminating the Option Agreement, amending certain other agreements to which the Company and the Investor are parties, and providing for certain other rights in favor of the Investor;

WHEREAS, in connection with the aforementioned transactions, the Company, the Key Stockholder and the Investor desire to amend the Agreement as provided herein; and

WHEREAS, pursuant to Section 5.2 thereof, any term of the Agreement may be amended with the written consent of the Company, the Investor and the holders of at least a majority of the Common Stock then held, collectively, by all of the Key Stockholders.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

21.	Amendment to Section 5.1. Section 5.1 of the Agreement is hereby amended and restated in its entirety to be and read as follows:

5.1 Termination. This Agreement shall terminate on the earlier of (a) the closing of the sale of the Company’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933 as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price (prior to underwriters’ discounts and expenses) equal to or exceeding $2.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and with aggregate proceeds to the Company (after deduction for underwriters’ discounts and expenses relating to the issuance, including without limitation fees of the Company’s counsel) which exceed $20,000,000; (b) the sale of the Company (through a merger, consolidation, sale of all or substantially all of its assets or stock, or similar transaction); (c) the written agreement of the Company, the holders of a majority of the shares of Common Stock then outstanding and held by all of the Key Stockholders (and any other party who is deemed to be a “Key Stockholder” for purposes of this Agreement) and the Investor; (d) the acquisition by a single purchaser of all of the issued and outstanding shares of Common Stock; or (e) the effective time of any liquidation, winding up, or dissolution of the Company.

22.	Effectiveness of Amendment. This Amendment shall be effective upon execution by the Company, the Investor and the holders of at least a majority of the Common Stock then held, collectively, by all of the Key Stockholders.

23.	Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

24.	Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

25.	Interpretation of Drafting. The parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment, nor shall comparisons to prior unexecuted drafts of this Amendment be admissible as evidence of intent or interpretation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Right of First Refusal and Co-Sale Agreement as of the date first written above.

THE COMPANY: NEXQL CORPORATION

By:
Name:
Title:

THE KEY STOCKHOLDER: NEXQL HOLDINGS, LLC

By:
Name:
Title:

THE INVESTOR: CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT B

Form of Secured Convertible Promissory Note

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE “ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER SUCH ACTS OR UNLESS BORROWER HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO BORROWER, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS PROMISSORY NOTE IS SECURED BY CERTAIN ASSETS OF BORROWER. THE TERMS OF SUCH SECURITY INTEREST AND ADDITIONAL TERMS REGARDING THIS PROMISSORY NOTE ARE SET FORTH IN, AND CERTAIN TERMS OF THIS NOTE ARE SUBJECT TO, A LOAN AND SECURITY AGREEMENT BETWEEN BORROWER AND THE HOLDER.

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $2,000,000	Austin, Texas	March 22, 2005

NexQL Corporation, a Delaware corporation (“Borrower”), for value received, promises to pay to the order of Crossroads Systems, Inc. (together with its successors and permitted assigns, “Holder”), the principal amount(s) advanced as a loan or loans to Borrower in an aggregate principal amount payable to Holder of up to Two Million Dollars ($2,000,000) or such lesser amount outstanding, together with (i) interest in arrears from and including the date hereof on the unpaid principal balance of such amount(s) or any portion thereof advanced to Borrower pursuant to that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2005 (the “Loan Agreement”) and Section 3 of this Secured Convertible Promissory Note (this “Note”) from the date such advances are made at a rate of 6.0% per annum (except as otherwise provided in Section 5 below), and (ii) any and all other amounts due under this Note. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1. Maturity Date. This Note shall be due and payable on the earliest to occur of (if not earlier converted pursuant to Section 4 below):

(i) March 15, 2006; provided that in the event that the Maturity Date is triggered solely as a result of the occurrence of the foregoing date and Lender has not elected to exercise the Conversion Option with respect to the full amount of Obligations then-outstanding under this Note and Loan Agreement, Lender agrees that it will not demand payment under this Note (nor initiate or threaten to initiate any Insolvency

Proceedings against Borrower) until March 15, 2007; provided, however, that such forbearance shall only be effective for so long as: (A) Borrower is actively seeking alternate purchasers of shares of its capital stock to consummate a Qualified Financing; (B) no other Insolvency Proceeding has been initiated by or against Borrower; (C) no Liquidation Event (as defined below in clause (ii) of this definition) has occurred nor has Borrower agreed to or become bound with respect to a Liquidation Event, whether by definitive agreement or letter of intent, orally or in writing; and (D) no Borrower Event of Default has occurred (other than a “Payment Default” under Section 9(a) of the Loan Agreement).

(ii) any liquidation, dissolution or winding up of Borrower, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (A) the acquisition of Borrower by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless Borrower’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for Borrower’s acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (except that the sale by Borrower of shares of its capital stock to investors in bona fide common stock or preferred stock financing transactions shall not be deemed an acquisition for this purpose); (B) the sale of all or substantially all of the assets of Borrower, including the sale of all or substantially all of the assets of Borrower’s subsidiaries, if such assets constitute substantially all of the assets of Borrower and such subsidiaries taken as a whole; or (C) the grant of an exclusive irrevocable license of substantially all of Borrower’s intellectual property (any event set forth in this clause (ii) being referred to herein as a “Liquidation Event”); and

(iii) a Qualified Financing.

For purposes of this Note, a “Qualified Financing” means the next equity financing of Borrower after the date hereof in which Borrower sells shares of its capital stock resulting in gross proceeds to Borrower (including any amounts converted pursuant to the terms of this Note) of at least $5,000,000, excluding proceeds received upon the exercise of stock options issued to employees or service providers of Borrower.

2. Security. The obligations due under this Note are secured by all of the assets of Borrower pursuant to the Loan Agreement. Additional rights of Holder are set forth in the Loan Agreement.

3. Borrowing Procedure. Amounts under this Note will be made available by Holder as soon as reasonably practicable following Holder’s receipt of a properly completed Request for Advance in substantially the form attached hereto as Exhibit A (the “Request for Advance”). Such Request for Advance shall be irrevocable and binding on Borrower. Upon fulfillment of these conditions set forth in the Request for Advance and the Loan Agreement, Holder shall make the Advances available to Borrower in same-day funds, or such other funds as shall separately be agreed upon by Borrower and Holder, in accordance with the payment instructions provided to Holder in the Request for Advance.

Holder shall record the date and amount of each advance, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, on the schedule annexed to this Note, to which Holder may add additional pages. Each such record of any advance under this Note shall be conclusive evidence that the advance was made to Borrower; provided that the failure to make any such record shall not in any way affect Borrower’s obligations under this Note.

4. Conversion.

(a) Automatic Conversion. In the event Borrower consummates a Qualified Financing on or before the Maturity Date, all principal and accrued unpaid interest of this Note shall automatically be converted, in whole but not in part, upon the closing of such Qualified Financing into the shares of capital stock of Borrower sold in the Qualified Financing (the “Qualified Financing Securities”), at the weighted average price per share paid in the Qualified Financing..

(b) Optional Conversion. At any time on or prior to the Maturity Date, in the event Borrower consummates an equity financing that is not a Qualified Financing (a “Next Equity Financing”), Holder may, at its option, convert the then-outstanding principal amount of this Note, together with any accrued but unpaid interest thereon into that number of shares of securities of Borrower sold in such Next Equity Financing (the “Next Equity Financing Securities”) equal to the aggregate amount of principal and accrued but unpaid interest then outstanding under this Note, divided by the weighted average price per share at which Next Equity Financing Securities were sold in the Next Equity Financing.

(c) Conversion Procedures.

(i) Automatic Conversion. Upon the automatic conversion of this Note, Borrower shall give written notice to Holder, notifying Holder of such conversion and specifying the lowest price per share at which the Qualified Financing Securities were sold in the Qualified Financing, the principal amount of the Note converted and the date on which such conversion occurred and calling upon Holder to surrender the Note to Borrower. Upon such conversion, Holder shall surrender this Note at Borrower’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in the case of mutilation, Holder shall surrender and cancel this Note. Borrower shall, as soon as practicable thereafter, issue and deliver to Holder at such principal executive office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Borrower and any other agreements to which Holder is a party). Such conversion shall be deemed to have been made simultaneously with the initial closing of the Qualified Financing, and thereafter Holder shall be treated for all purposes as the record holder of such shares.

(ii) Voluntary Conversion. If Holder elects to convert this Note into Common Stock, Holder shall notify Borrower in writing of such election. Upon the delivery of such notice to Borrower, this Note shall convert into Common Stock as provided in subsection (b) above. In connection with such conversion, Holder shall surrender this Note at Borrower’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Borrower shall deliver an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in the case of mutilation, Holder shall surrender and cancel this Note. Borrower shall, as soon as practicable thereafter, issue and deliver to Holder at such principal executive office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Borrower and any other agreements to which Holder is a party). Thereafter, Holder shall be treated for all purposes as the record holder of such shares of Common Stock.

(d) Fractional Shares; Nonassessable; Effect of Conversion. Any fractional shares to be issued upon conversion of this Note shall be rounded down to the nearest whole share. Borrower covenants that the shares of Qualified Financing Securities or Common Stock, as the case my be, issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Upon proper conversion of this Note in full, Borrower shall be forever released from all its obligations and liabilities under this Note.

5. Payments; Interest Rate Adjustment; Prepayment.

(a) Payments. Borrower will make all payments due under this Note in immediately available funds by 11:00 a.m. (Austin, Texas time) on the date such payment is due in a manner that Holder or other registered holder of this Note may from time to time direct. All payments hereunder shall be payable in lawful money of the United States of America that is legal tender for public and private debts at the time of payments.

(b) Interest Rate Adjustment. Until the earlier to occur of the Maturity Date or an Event of Default, Borrower shall not be required to make payments of principal or interest. Thereafter, Borrower shall repay in full all principal and unpaid interest then outstanding under this Note (interest being computed on the basis of a 360-day year and actual days elapsed) at a rate of 6% per annum; provided, however, in the event of any Liquidation Event (not involving Holder), the rate of interest on this Note shall be the lesser of 12% per annum or the highest lawful rate of interest and shall be deemed to have accrued on all outstanding indebtedness under this Note as of the date of such Liquidation Event.

(c) Prepayment. This Note may not be prepaid by Borrower in whole or in part without the prior written consent of Holder. Any permitted prepayment will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest and (b) second, (to the extent that the amount of such payment exceeds the amount of all such accrued interest), to the payment of principal.

6. Default. Borrower will be deemed to be in default under this Note at any time there exists, and for such time as there continues, a Borrower Event of Default pursuant to the Loan Agreement.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized.

NexQL Corporation

By:
Name:
Title:

Schedule I

Advances

Date of Receipt of Funds	Amount of Advance

Total (As of )

Exhibit A

Form of Request for Advance

NexQL Corporation (“Borrower”) hereby requests that Crossroads Systems, Inc. (“Lender”) wire transfer $             (the “Advance”), an amount that is equal to or less than the amount that Borrower is then entitled to request as an Advance pursuant to the Note, on or before March 15, 2006. Furthermore, Borrower hereby certifies that (i) the representations and warranties of Borrower set forth in Section 4(a)-(e) of that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2005 (the “Loan Agreement”), are true and correct as of the date of this Request for Advance; (ii) there exists no Borrower Event of Default (as defined in the Loan Agreement) and no event that, but for the passage of time or the giving of notice, or both, would constitute a Borrower Event of Default and (iii) a majority of the board of directors of Borrower, including at least one director designated by Lender has approved the budget for the fiscal quarter in which Borrower requests this advance or has otherwise agreed in writing to this advance.

Draw Amount Requested	$
Total Principal Amount Outstanding (prior to this Advance)	$
Facility Amount Remaining for Future Advances	$

Borrower hereby requests that Lender wire the Draw amount in accordance with the following wiring instructions:

Account Holder Name:
Bank Name:
Bank Address:
City, State, Zip:
ABA Routing Number:
Account Number:
Contact Name:
Telephone Number:

This Advance is hereby requested this              day of                     , 200    .

NEXQL CORPORATION

By:
Name:
Title:

EXHIBIT C

Form of Warrant

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NEXQL CORPORATION

Stock Purchase Warrant

1. Issuance. This Warrant is issued to Crossroads Systems, Inc. (the “Holder”) by NexQL Corporation, a Delaware corporation (hereinafter with its successors called the “Company”). This Warrant is being issued pursuant to that certain Amended and Restated Loan and Security Agreement dated March 22, 2005, by and between the Company and the Holder (the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Number of Warrant Shares; Exercise Price.

(a) In the event that the Company consummates a Qualified Financing (as defined below) prior to March 15, 2006 (together with any additional time in which the Maturity Date under the Loan Agreement or the Note is extended pursuant to any forbearance by the Holder, the “Maturity Date”), then this Warrant shall be exercisable for that number of Qualified Financing Shares (as defined below) equal to the quotient obtained by dividing (i) $500,000 by (ii) the weighted average price per share paid for the securities issued and sold in the Qualified Financing (the “Qualified Financing Shares”). A “Qualified Financing” is a transaction, or series of related transactions, after the date hereof, in which the Company sells its securities in exchange for aggregate gross proceeds of at least $5,000,000 (including cash and cancellation of existing indebtedness, including the Secured Convertible Promissory Note (the “Note”) issued by the Company pursuant to the Loan Agreement).

(b) In the event that the Company consummates an equity financing that is not a Qualified Financing (a “Next Equity Financing”), then this Warrant shall be exercisable for that number of shares of securities of the Company sold in such Next Equity Financing (the “Next Equity Financing Securities”) equal to the quotient obtained by dividing (i) $500,000 by (ii) the weighted average price per share at which Next Equity Financing Securities were sold in the Next Equity Financing.

(c) Except as set forth in subsection (b) above, the term “Exercise Price” as used in this Warrant means the (i) weighted average price per share at which Qualified Financing Securities are sold in the Qualified Financing or (ii) weighted average price per share at which

Next Equity Financing Securities are sold in the Next Equity Financing. The term “Warrant Shares” as used in this Warrant means (i) Qualified Financing Securities in the event the Company consummates a Qualified Financing on or before the Maturity Date or (ii) Next Equity Financing Securities in the event the Company consummates a Next Equity Financing on or before the Maturity Date.

(d) Upon the occurrence of a Qualified Financing or a Next Equity Financing, the Company shall provide Holder a notice stating the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable, which calculations shall be subject to verification and agreement by the Holder.

3. Payment of Purchase Price. The Exercise Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the “Board”), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

4. Net Issue Election. In lieu of exercise pursuant to Section 3, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)
A

Where:

X = the number of shares to be issued to the Holder pursuant to this Section 4.

Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A = the fair market value of one Warrant Share, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

The Company shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one Warrant Share.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Issuance Date. The person or persons in whose name or names any certificate representing any Warrant Shares issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7. Expiration Date. This Warrant shall expire on the earlier to occur of: (i) the close of business on March 22, 2015; and (ii) the occurrence of a “Change of Control” in which the Holder acquires the Company by means of (A) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (except that the sale by the Company of shares of its capital stock to the Holder and/or other investors in common stock or preferred stock financing transactions shall not be deemed an acquisition for this purpose); or (B) the sale (i.e., the purchase by the Holder) of all or substantially all of the assets of the Company, including the sale (i.e., the purchase by the Holder) of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

8. Reserved Shares; Valid Issuance. The Company covenants and agrees that all Warrant Shares that may be issued upon exercise hereof (and upon any conversion of Warrant Shares) will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of capital stock as appropriate for issuance upon exercise of this Warrant (and the conversion of the Warrant Shares, if appropriate).

9. Stock Dividends. If after the Original Issue Date the Company shall subdivide its capital stock underlying this Warrant Stock, by split-up or otherwise, or combine such capital stock, or issue additional shares of such capital stock in payment of a stock dividend on such capital stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Mergers and Reclassifications. If after the original issue date of this Warrant there shall be any reclassification, capital reorganization or change of the Warrant Shares (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding capital stock underlying this Warrant), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

11. Fractional Shares. In no event shall any fractional shares of capital stock of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of capital stock of the Company, then the Company shall issue the next higher number of full shares of capital stock, issuing a full share with respect to such fractional share.

12. Certificate of Adjustment. Whenever the Exercise Price (including the adjustments to the Conversion Price pursuant to Section 2(b) hereof) is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

14. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

16. Warrant Register; Transfers, Etc.

(a) The Company will maintain a register containing the name and address of the Holders. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of capital stock of the Company purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

19. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase securities hereunder, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a stockholder of the Company.

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Texas.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: March 22, 2005	NexQL Corporation

By:
Name:
Title:

Exercise Election Notice

To: NexQL Corporation	Date:

Subscription

The undersigned hereby subscribes for              shares of                          covered by this Warrant and herewith makes payment of the Exercise Price of such shares in full in the amount of $            . The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

OR

Net Issue Election Notice

The undersigned hereby elects under Section 4 to surrender the right to purchase              shares of              pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Assignment

For value received                      hereby sells, assigns and transfers unto                      the within Warrant, and does hereby irrevocably constitute and appoint                      its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

In the Presence of:

EXHIBIT D

GRANT OF PATENT SECURITY INTEREST

WHEREAS, NexQL Corporation (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, pursuant to an Amended and Restated Loan and Security Agreement dated as of March 22, 2005 (the “Loan Agreement”), between NexQL Corporation (“Borrower”) and Crossroads Systems, Inc. (“Lender”), Lender has agreed to make extensions of credit to Borrower (capitalized terms used but not defined herein have the respective meanings assigned to them in the Loan Agreement); and

WHEREAS, in connection with the Loan Agreement, Grantor has agreed to grant in favor of Lender a perfected security interest in, and Lender has agreed to become a secured creditor with respect to, Patent Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Loan Agreement, Grantor hereby grants to Lender a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(i) all patents and patent applications, the inventions and improvements described and claimed therein, and all patentable inventions, including but not limited to the patents and patent applications listed on Schedule A;

(ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of the foregoing;

(iii) all rights (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world;

(iv) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and

(v) all causes of action, claims and warranties now or hereafter owned or acquired by Grantor in respect of any of the items listed above.

Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Patent Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor further acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its duly authorized officer as of the 22nd day of March, 2005.

NEXQL CORPORATION

By:
Name:
Title:

SCHEDULE A

TO

GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventor
6,507,877	1/14/2003	Asynchronous concurrent dual-stream FIFO	Ross

6,535,150	3/18/2003	Method and apparatus for implementing run-length compression	Ross

6,334,123	12/25/2001	Index relational processor	Ross

(EP) 959738.6		Index relational processor	Ross

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor
Cox	6/18/2004	10/871858	Integrated Database Indexing System	Cox

Ross	9/3/1999	09/389,567	Universal Configurable Serial Bit Stream Processor	Ross

Ross	10/6/2000	09/684,761	Enhanced Boolean Processor with Parallel Input	Ross

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